DEBT SETTLMENT AGREEMENT

This Debt Settlement Agreement (hereinafter referred to as this “Agreement”) is made and dated as of the 23rd day of October, 2017.

BETWEEN:

37 Capital Inc., of

Suite 400 – 570 Granville Street

Vancouver, BC V6C 3P1

(hereinafter referred to as “37 Capital”)

AND:

Kalpakian Bros of BC Ltd., of

c/o Suite 400 – 570 Granville Street

Vancouver, BC V6C 3P1

(hereinafter referred to as “KBros.”)

WHEREAS pursuant to the Management Services Agreement between 37, Jacob H. Kalpakian, Bedo H. Kalpakian and KBros. dated November 1, 2001, as amended, 37 Capital owes the sum of $15,750 to KBros. for the period from May 1, 2016 up to July 31, 2016 (the “37 Capital Debt”).

WHEREAS 37 Capital has offered to KBros., and KBros. has accepted and agreed that 37 Capital shall pay to KBros. through the issuance of 175,000 units of 37 Capital at a deemed price of $0.09 per unit, as full and final settlement of the 37 Capital Debt. Each unit shall consist of one common share one share purchase warrant. Each share purchase warrant shall be exercisable at a price of $0.12 per share for a period of five years.

The parties hereto agree as follows:

1.	This Agreement shall be subject to acceptance of the the Canadian Securities Exchange (“CSE”) for the listing of the 175,000 units of 37 Capital on the CSE;

2.	37 Capital shall issue to KBros. through the issuance of 175,000 units of 37 Capital at a deemed price of $0.09 per unit, as full and final settlement of the 37 Capital Debt;

3.	The 175,000 units of 37 Capital that shall be issued to KBros. will be subject to four months and a day hold period in accordance with applicable Canadian securities laws;

4.	This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada, and the parties hereto attorn to the exclusive jurisdiction of the courts of British Columbia, Canada to entertain all conflicts, disputes, claims and/or actions that may arise out of this Agreement;

and,

5.	This Agreement represents the full understanding between the parties hereto and there are no other representations and/or agreements, oral or written between the parties hereto, and that this Agreement may not be modified without an agreement in writing signed by all the parties hereto.

Agreed this 23rd day of October, 2017.

37 CAPITAL INC.	KALPAKIAN BROS. OF B.C. LTD.

PER:	PER:

/s/ Neil Spellman	/s/ Bedo H. Kalpakian
Neil Spellman	Jake H. Kalpakian